Exhibit 4.7

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of October 26, 2010, among each of Regency Zephyr LLC, a Delaware limited liability company, Regency Midcontinent Express LLC, a Delaware limited liability company, and Regency Midcontinent Express Pipeline I LLC, a Delaware limited liability company (collectively, the “Guaranteeing Subsidiaries”), Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), Regency Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of May 20, 2009, providing for the issuance of the 9 3/8% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuers.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

GUARANTEEING SUBSIDIARIES: REGENCY MIDCONTINENT EXPRESS PIPELINE I LLC By: Regency Midcontinent Express LLC, its sole member REGENCY MIDCONTINENT EXPRESS LLC REGENCY ZEPHYR LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:
Name: Byron R. Kelley
Title: President

ISSUERS: REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:
Name: Byron R. Kelley
Title: President and Chief Executive Officer

REGENCY ENERGY FINANCE CORP.

By:
Name: Byron R. Kelley
Title: President

Signature Pages to Supplemental Indenture

EXISTING GUARANTORS: REGENCY OLP GP LLC

By:
Name: Byron R. Kelley
Title: President

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:
Name: Byron R. Kelley
Title: President

GULF STATES TRANSMISSION CORPORATION PUEBLO HOLDINGS, INC. PUEBLO MIDSTREAM GAS CORPORATION

By:
Name: Byron R. Kelley
Title: President

Signature Pages to Supplemental Indenture

CDM RESOURCE MANAGEMENT LLC

WGP-KHC, LLC

By:   Frontstreet Hugoton LLC, its sole member

FRONTSTREET HUGOTON LLC

PALAFOX JOINT VENTURE

By:   Regency Field Services LLC and Regency Gas Services LP, its venturers

REGENCY FIELD SERVICES LLC

REGENCY GAS MARKETING LLC

REGENCY GAS UTILITY LLC

REGENCY HAYNESVILLE INTRASTATE GAS LLC

REGENCY LIQUIDS PIPELINE LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:
Name: Byron R. Kelley
Title: President

Signature Pages to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name: Martin G. Reed
Title: Vice President

Signature Pages to Supplemental Indenture